Exhibit 99.1

Contact:
SeaBright Insurance Holdings, Inc. 2101 4th Avenue Suite 1600 Seattle, WA 98121	SeaBright Insurance Holdings, Inc. Joseph S. De Vita Chief Financial Officer 206-269-8500 investor@sbic.com

SeaBright Insurance Holdings Reports First Quarter 2006 Results

Seattle, WA – April 25, 2006 – SeaBright Insurance Holdings, Inc. (Nasdaq:SEAB) today announced results for the first quarter ended March 31, 2006.

For the first quarter of 2006, net income was $6.0 million or $0.31 per diluted share compared to net income of $2.7 million or $0.18 per diluted share for the same period in 2005. Total revenue for the first quarter of 2006 increased 49.7% to $48.2 million versus $32.2 million in the year-earlier period. Weighted average diluted shares outstanding at March 31, 2006 were approximately 19.2 million compared to approximately 14.7 million for the comparable period in 2005.

The net combined ratio for the first quarter of 2006 was 85.3% compared to 89.2% for the same period in 2005. Loss and loss adjustment expenses for the first quarter 2006 were $28.4 million versus $20.3 million in the same period in 2005. Total underwriting expenses for the first quarter were $9.6 million compared to $6.4 million in the same period in 2005.

John Pasqualetto, SeaBright’s Chairman, President and Chief Executive Officer, said, “Our first quarter of 2006 was a satisfying and very busy period. We completed our follow-on offering on February 1, 2006, raising additional net proceeds of $57.6 million to support our growth. Our results continue to track well against our business plan for the year. Pricing levels remained acceptable in the California market during the quarter. We did encounter increased competition in California. In our expansion markets, our Mid-West regional operation demonstrated solid growth. While we continue to grow, during the quarter we again decreased the California proportion of our business from 64% at year end 2005 to 62% of our in force book. This is consistent with our ongoing efforts to attain optimal diversification of our book of business.”

About SeaBright Insurance Holdings, Inc.

SeaBright Insurance Holdings, Inc. is an insurance holding company whose wholly owned subsidiary, SeaBright Insurance Company, operates as a specialty underwriter of multi-jurisdictional workers’ compensation insurance. SeaBright Insurance Company distributes its maritime, alternative dispute resolution and state act products through selected independent insurance brokers and through its in-house wholesale broker affiliate, PointSure Insurance Services. SeaBright Insurance Company provides workers’ compensation coverage to employers in the Midwestern, Southern and Western regions of the U.S. To learn more about SeaBright Insurance Company and SeaBright Insurance Holdings, visit our website at www.sbic.com.

Conference Call

The Company will host a conference call on Wednesday, April 26, 2006 at 11:00 a.m. Eastern Time featuring remarks by John G. Pasqualetto, Chairman, President and CEO, Joseph S. De Vita, Senior Vice President and CFO, and Richard J. Gergasko, Executive Vice President - Operations. The conference call is available via webcast on the Company’s website and can be accessed by visiting http://investor.sbic.com. Once there, select “Investor Relations” from the menu at the top of the page, and proceed to “Webcasts and Presentations.” The dial-in number for the conference call is (800) 616-9004. Please call at least five minutes before the scheduled start time.

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Cautionary Statement

Some of the statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the Company’s actual results include, among others, the fact that our loss reserves are based on estimates and may be inadequate to cover our actual losses; the uncertain effects of emerging claim and coverage issues on our business; the geographic concentration of our business; an inability to obtain or collect on our reinsurance protection; a downgrade in the A.M. Best rating of our insurance subsidiary; the impact of extensive regulation of the insurance industry and legislative and regulatory changes; a failure to realize our investment objectives; the effects of intense competition; the loss of one or more principal employees; the inability to acquire additional capital on favorable terms; a failure of independent insurance brokers to adequately market our products; the loss of our rights to fee income and protective arrangements that were established in connection with the acquisition of our business; and the effects of acts of terrorism or war. More information about these and other factors that potentially could affect our financial results is included in our 2005 Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission on March 29, 2006, and in our other public filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements.

Set forth in the tables below are summary results of operations for the three month periods ended March 31, 2006 and 2005 as well as selected balance sheet data as of March 31, 2006 and December 31, 2005. The following information is preliminary and unaudited and is subject to change until final results are publicly distributed upon the filing of the Company’s quarterly report on Form 10-Q. The Company currently expects to file its unaudited condensed consolidated financial statements with the U.S. Securities and Exchange Commission as part of its quarterly report on Form 10-Q in a timely fashion on or before May 15, 2006

SEABRIGHT INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2006	December 31, 2005
	(Unaudited)	(Audited)
	(in thousands)
ASSETS
Fixed income securities available-for-sale, at fair value	$326,795	$258,049
Equity securities available-for-sale, at fair value	3,106	3,054
Cash and cash equivalents	23,822	12,135
Accrued investment income	3,587	3,059
Premiums receivable, net of allowance	8,410	9,863
Deferred premiums	94,329	88,982
Federal income tax recoverable	–	62
Service income receivable	594	472
Reinsurance recoverables	14,372	14,375
Receivable under adverse development cover	3,352	3,352
Prepaid reinsurance	1,878	2,019
Property and equipment, net	907	870
Deferred federal income taxes, net	12,524	9,323
Deferred policy acquisition costs, net	10,929	10,299
Intangible assets, net	1,382	1,464
Goodwill	1,527	1,527
Other assets	8,871	8,370
Total assets	$516,385	$427,275

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Unpaid loss and loss adjustment expense	$160,063	$142,211
Unearned premiums	90,670	86,863
Reinsurance funds withheld and balances payable	248	333
Premiums payable	2,967	3,101
Accrued expenses and other liabilities	33,540	27,089
Surplus notes	12,000	12,000
Total liabilities	299,488	271,597

Commitments and contingencies

Stockholders’ equity:
Series A preferred stock, $0.01 par value; 750,000 shares authorized;
no shares issued and outstanding	–	–
Undesignated preferred stock, $0.01 par value; 10,000,000 shares
authorized; no shares issued and outstanding	–	–
Common stock, $0.01 par value; 75,000,000 shares authorized;
issued and outstanding - 20,539,974 shares at March 31, 2006
and 16,411,143 shares at December 31, 2005	205	164
Paid-in capital	189,211	131,485
Accumulated other comprehensive loss	(3,783)	(1,267)
Retained earnings	31,264	25,296
Total stockholders’ equity	216,897	155,678
Total liabilities and stockholders’ equity	$516,385	$427,275

SEABRIGHT INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2006	2005
	(in thousands, except income per share information)
Revenue: (1)
Premiums earned	$43,963	$29,159
Net investment income	3,125	1,299
Net realized loss	(227)	(56)
Claims service income	523	582
Other service income	28	50
Other income	756	1,174
	48,168	32,208
Losses and expenses:
Loss and loss adjustment expenses	28,447	20,267
Underwriting, acquisition and insurance expenses	9,598	6,379
Other expenses	1,536	1,721
	39,581	28,367
Income before federal income taxes	8,587	3,841

Federal income tax expense (benefit):
Current	4,464	2,720
Deferred	(1,845)	(1,587)
	2,619	1,133
Net income	$5,968	$2,708

Basic earnings per share	$0.31	$0.21
Diluted earnings per share	$0.31	$0.18

Weighted average basic shares outstanding	18,968,695	12,757,740
Weighted average diluted shares outstanding	19,223,784	14,684,044

Net loss ratio (2)	63.5%	67.5%
Net underwriting expense ratio (3)	21.8%	21.7%
Net combined ratio (4)	85.3%	89.2%

(1)	Gross and net premiums written for the periods indicated were as follows:
	Three Months Ended March 31,
	2006	2005
	(in thousands)
Gross premiums written	$54,695	$44,304
Net premiums written	50,809	39,041

(2)	The net loss ratio is calculated by dividing loss and loss adjustment expenses for the period less claims service income by premiums earned for the period.

(3)	The net underwriting expense ratio is calculated by dividing underwriting, acquisition and insurance expenses for the period less other service income by premiums earned for the period.

(4)	The net combined ratio is the sum of the net loss ratio and the net underwriting expense ratio.